CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement Number 2-38679 on Form N1-A of our report dated January 17, 1997 on the financial statements and financial highlights of Pax World Fund, Incorporated included in the Statement of Additional Information and to the reference made to us under the captions "Synopsis - Auditors" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information.




                                                  /s/ Pannell Kerr Forster, P.C.
                                                  ------------------------------
                                                  PANNELL KERR FORSTER, P.C.



Boston, Massachusetts
February 10, 1997